(Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant   [X]   Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement      [  ]     Confidential, For Use of the
                                                   only (as permitted by Rule 14
[X]      Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            BOK FINANCIAL CORPORATION
          -----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                       N/A (Name of Person(s) Filing Proxy
                    Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-12.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value or transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)       Amount Previously Paid:

(2)       Form, Schedule or Registration Statement No.:

(3)       Filing Party:

(4)       Date Filed:

                                 March 28, 2003


To Each Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of BOK Financial Corporation to be held this year in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on Tuesday, April 29, 2003, at 11:00 a.m. local time. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is our Annual Report to Shareholders, covering the fiscal year ended December 31, 2002.

     We hope that you will be able to attend this meeting, but all shareholders, whether or not they expect to attend the meeting, are requested to complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible.

     We look forward to seeing you at the meeting.


                                            Sincerely,

                                            /s/ George B. Kaiser
                                            George B. Kaiser, Chairman of the
                                            Board of Directors

                                            /s/ Stanley A. Lybarger
                                            Stanley A. Lybarger, President and
                                            Chief Executive Officer







     IF YOU PLAN TO ATTEND THE 2003 ANNUAL MEETING OF SHAREHOLDERS OF BOK FINANCIAL CORPORATION, PLEASE TAKE NOTE OF THE FOLLOWING: DUE TO SECURITY MEASURES IN PLACE AT THE BANK OF OKLAHOMA TOWER, IT WILL BE NECESSARY FOR YOU TO CHECK IN AT THE WILLIAMS SECURITY DESK ON THE PLAZA LEVEL OF THE TOWER. YOU WILL BE REQUIRED TO SURRENDER YOUR DRIVER'S LICENSE IN EXCHANGE FOR A VISITOR PASS. YOUR DRIVER'S LICENSE WILL BE RETURNED TO YOU WHEN YOU DEPART THE BUILDING AND RETURN THE VISITOR PASS.

                            BOK FINANCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 2003


Each Shareholder:

     Notice is hereby given that the Annual Meeting of Shareholders of BOK Financial Corporation, an Oklahoma corporation, will be held in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma on April 29, 2003, at 11:00 am. local time, for the following purposes:

     1. To fix the number of directors to be elected at twenty-six (26) and to elect twenty-six (26) persons as directors for a term of one year or until their successors have been elected and qualified;

     2. To approve the BOKF 2003 Stock Option Plan and the existing BOKF 1993, 1994, 1997, 2000 and 2001 Stock Option Plans;

     3.   To approve the Executive Performance-Based Compensation Plan; and

     4. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

     The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the Bylaws.

     The Board recommends that shareholders vote FOR the director nominees named in the accompanying proxy statement and FOR proposals two and three.

     Only shareholders of record at the close of business on March 14, 2003 shall be entitled to receive notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote will be available for inspection at our offices, Bank of Oklahoma Tower, One Williams Center, Tulsa 74172.


                           BY   ORDER OF THE BOARD OF DIRECTORS


                           /s/ Frederic Dorwart
                           FREDERIC DORWART, SECRETARY


MARCH 28, 2003

                            BOK FINANCIAL CORPORATION
                             BANK OF OKLAHOMA TOWER
                              TULSA, OKLAHOMA 74172

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held April 29, 2003


GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of BOK Financial Corporation for use at our annual meeting of shareholders. The annual meeting will be held on Tuesday, April 29, 2003, at 11:00 a.m. local time in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma.

     These proxy materials will be mailed on or about March 28, 2003 to holders of record of common stock as of the close of business on March 14, 2003.

VOTING BY PROXY

     You may vote at the annual meeting by completing, signing and returning the enclosed proxy card. If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card. If you fail to mark your proxy with instructions, your proxy will be voted as follows:

     o FOR the election of the twenty-six (26) nominees for director listed in this Proxy Statement,

     o To approve the BOKF 2003 Stock Option Plan and the existing BOKF 1993, 1994, 1997, 2000 and 2001 Stock Option Plans, and

     o    To approve the Executive Performance-Based Compensation Plan.

     As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend. If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holder named in your proxy card deem advisable. The Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

VOTING AND QUORUM REQUIREMENTS AT THE MEETING

     Only holders of shares of common stock at the close of business on March 14, 2003 (the "record date") are entitled to notice of and to vote at the annual meeting. On the record date, there were 55,222,789 shares of common stock entitled to vote.

     You will have one vote for each share of common stock held by you on the record date.

     In order to have a meeting it is necessary that a quorum be present. The presence in person or by proxy of the holders of one-third of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

     The affirmative vote of the holders of a majority of the shares present or represented at the meeting in which a quorum is present that actually vote for or against the matter is required to approve proposals two and three. Directors are elected by a plurality vote, meaning that the twenty-six (26) nominees receiving the highest number of votes FOR will be elected as directors.

     George B. Kaiser currently owns approximately 68.2% of the outstanding common stock and plans to vote in person at the meeting.

SOLICITATION OF PROXIES

     We are paying for all our costs incurred in soliciting proxies for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. These personnel will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.

ANNUAL REPORT

     Our Annual Report to Shareholders, covering the fiscal year ended December 31, 2002, including audited financial statements, is enclosed. No parts of the Annual Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 14, 2003, there were 55,222,789 shares of common stock issued and outstanding. Mr. Kaiser is the only shareholder known by BOK Financial to be the beneficial owner of more than five percent (5%) of its outstanding common stock. The following table sets forth, as of March 14, 2003, the beneficial ownership of common stock of BOK Financial, by each director and nominee, the chief executive officer (Mr. Lybarger) and the four other executive officers named in the Summary Compensation Table appearing at page 19 below, and, as a group, all of such persons and other executive officers not named in the table.

                                AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP(1)      PERCENT OF CLASS(2)
------------------------        --------------------         ----------------

C. Fred Ball, Jr.                            62,432(3)                *
Sharon J. Bell                               79,824(4)                *
Peter C. Boylan, III                          1,220                   *
Joseph E. Cappy                               2,315                   *
Luke R. Corbett                               1,482                   *
William E. Durrett                          133,564(5)                *
Paul M. Elvir                                28,918(6)                *
James O. Goodwin                                693                   *
Robert G. Greer                              61,276(7)                *
David F. Griffin                             36,568                   *
V. Burns Hargis                              35,654(8)                *
E. Carey Joullian, IV                         5,542(9)                *
George B. Kaiser                         42,071,773(10)             68.2%
David L. Kyle                                 1,490                   *
Robert J. LaFortune                         137,517                   *
Philip C. Lauinger, Jr.                       3,689(11)               *
John C. Lopez                                 2,313                   *
Stanley A. Lybarger                         264,723(12)(13)           *
Steven J. Malcolm                               230                   *
Paula Marshall-Chapman                            0                   *
Frank A. McPherson                            3,776                   *
Steven E. Moore                               1,658                   *
J. Larry Nichols                              1,991                   *
Robert L. Parker, Sr.                         4,696(14)               *
W. Jeffrey Pickryl                           35,559(15)               *
James A. Robinson                            34,559                   *
L. Francis Rooney, III                      714,609(16)              1.3
Scott F. Zarrow                               4,322(17)               *

All directors, nominees and              43,732,393                 70.5
executive officers as a group
(28 persons including the above)

* Less than one percent (1%)


(1) Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the person named.

(2) All percentages are rounded to the nearest tenth, and are based upon the number of shares outstanding as of the date set forth above. For purposes of computing the percentages of the outstanding shares owned by the persons described in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included, but shares acquirable by other persons by the exercise of stock options are not included.

(3) Includes options to purchase 46,987 shares of BOKF common stock immediately exercisable. Also includes 4,120 shares owned by C. Fred Ball, Jr. and Charlotte Ball, 4,966 shares owned by C. Fred Ball, Jr. IRA, and 3,339 shares held in the BOk Thrift Plan.

(4) Includes 2,632 shares owned by spouse. Also includes (i) 17,382 shares owned by the J. A. Chapman and Leta M. Chapman Trust (1949), of which Ms. Bell is individual trustee, and 20,105 shares owned by the Leta McFarlin Chapman Trust (1974), of which Ms. Bell is co-trustee.

(5)  Includes  125,747 shares  indirectly owned by American  Fidelity  Assurance
     Company,   1,058  shares  indirectly  owned  by  CPROP,  INC.,  189  shares indirectly owned by CELP, and 1,485 shares indirectly owned by CAMCO.

(6) Includes options to purchase 24,262 shares of BOKF common stock immediately exercisable. Also includes 2,624 shares held in the BOk Thrift Plan.

(7) Includes 19,479 shares indirectly owned by Robert G. Greer, IRA, and 5,934 shares owned by Mr. Greer's spouse, Joan Philen Greer.

(8) Includes options to purchase 31,503 shares of BOKF common stock immediately exercisable. Also includes 880 shares held in the BOk Thrift Plan.

(9) Includes 2,552 shares owned by Joullian & Co., Inc. Also includes 562 shares indirectly owned as trustee for E. C. Joullian V, 562 shares indirectly owned as trustee for Laura L. Joullian and 562 shares indirectly owned as trustee for Ann P. Joullian.

(10) Mr. Kaiser's address is P. O. Box 21468, Tulsa, OK 74121-1468. Includes 6,510,586 shares which Mr. Kaiser may acquire through conversion of 249,490,880 shares of BOK Financial Series A Preferred Stock. Shares of Series A Preferred Stock may be converted to Common Stock at any time at the option of the holder, at a ratio of 1 share of Common Stock for each
     38.32 shares of Series A Preferred Stock which has been adjusted to account for the two for one stock split which was issued February 22, 1999 and also gives effect to the 1 for 100 reverse stock split of Common Stock effected December 17, 1991 and the November 18, 1993, November 17, 1994, November 27, 1995, November 27, 1996, November 26, 1997, November 25, 1998, October
     18, 1999, May 18, 2001 and May 13, 2002 BOKF 3% Common Stock Dividends payable by the issuance of BOKF Common Stock.

(11) Includes  142  shares  indirectly  owned  by Mr.  Lauinger  and  Claire  F.
     Lauinger.

(12) Includes  21,737 shares  indirectly  owned by Marcia Lybarger Living Trust;
     includes 7,300 shares indirectly owned by Stanley A. Lybarger, IRA; includes 2,231 shares held in the BOk Thrift Plan.

(13) Includes   options  to  purchase   169,704  shares  of  BOKF  Common  Stock
     immediately exercisable.

(14) Includes 462 shares indirectly owned by Mr. Parker as Co-Trustee for the Robert L. Parker Trust dated February 10, 1967.

(15) Includes options to purchase 24,074 shares of BOKF common stock immediately exercisable.

(16) Includes 166,766 shares indirectly owned by Rooney Brothers Company, 492 shares held in L. F. Rooney IRA, 540,855 shares indirectly owned by L. F. Rooney Trust and 2,525 indirectly owned by Kathleen Rooney Trust, L. F. Rooney Trust 2 of which Kathleen Rooney is individual trustee.

(17) Includes 4,263 shares indirectly owned by Scott F. Zarrow and Hilary I. Zarrow, Co-Trustees for the Scott F. Zarrow Revocable Trust, dated September 29, 1995.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES AND VOTE REQUIRED TO ELECT NOMINEES

     A board of twenty-six (26) directors is to be elected at the annual meeting. The twenty-six (26) nominees for director who receive the highest number of affirmative votes of the shares voting shall be elected as directors. You may vote the number of shares of common stock you own for up to twenty-six
(26) persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the twenty-six (26) nominees named below.

     If at the time of the annual meeting any of the nominees is unwilling or unable to serve, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the board and nominated by any of the proxies named in the enclosed proxy form. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

TERM OF OFFICE

     The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his successor has been elected and qualified.

FAMILY RELATIONSHIPS

     There are no family relationships by blood, marriage or adoption between any director or executive officer of the company and any other director or executive officer of the company.

INFORMATION ABOUT NOMINEES

     Certain information concerning the nominees to the Board of Directors of the company is set forth below based on information supplied by the nominees. All information is as of March 1, 2003. All references in this Proxy Statement to "BOk" shall mean Bank of Oklahoma, National Association and all references to "BOT" shall mean Bank of Texas, National Association, both of which are banking subsidiaries of BOK Financial Corporation.


                                                             PRINCIPAL OCCUPATION, BUSINESS                       FIRST YEAR
                                                          EXPERIENCE DURING LAST 5 YEARS, AND                      BECAME A
NAME                              AGE                   DIRECTORSHIPS OF OTHER PUBLIC COMPANIES                    DIRECTOR
----                              ---                   ---------------------------------------                   ----------
C. Fred Ball, Jr.                  58     Chairman  of BOT;  previously,  Mr. Ball  served as  Executive  Vice       1999
                                          President  of Comerica  Bank-Texas  and later  President of Comerica
                                          Securities,  Inc.,  where he was  employed  from 1991 until  joining
                                          Bank of Texas in 1997.

Sharon J. Bell                     51     Attorney and Managing  Partner,  Rogers and Bell (Tulsa,  Oklahoma);       1993
                                          Trustee and General Counsel,  Chapman-McFarlin Interests; formerly a
                                          Director  and  President  of Red  River  Oil  Company  (oil  and gas
                                          exploration and development).



Peter C. Boylan, III               39     Director,   President  and  Chief   Operating   Officer  of  Liberty       2000
                                          Broadband  Interactive   Television,   Inc.  (broadband  interactive
                                          television  technology  company  providing  services and products to
                                          cable  and  satellite   television  operators   worldwide),   former
                                          Co-President,  Co-Chief Operating  Officer,  Member of the Office of
                                          the Chief  Executive  Officer,  and  Director  of  Gemstar-TV  Guide
                                          International,   Inc.   (media,   entertainment,    technology   and
                                          communications   company).   Prior   to  the   merger   of   Gemstar
                                          Development  Limited and TV Guide,  Inc., in 2000, Mr. Boylan served as  President,  Member of the Office of the Chairman and Director of
                                          TV Guide,  Inc. TV Guide,  Inc. was formed in 1999 when United Video
                                          Satellite Group,  Inc.,  acquired TV Guide Magazine.  Mr. Boylan had served as President,  Chief Operating  Officer,  Member of Executive
                                          Committee and Director of United Video Satellite Group, Inc.

Joseph E. Cappy                    68     Chairman and Chief  Executive  Officer of Dollar Thrifty  Automotive       2001
                                          Group (holding company that rents  automobiles to leisure  travelers through  its  subsidiaries,  Dollar  Rent A Car  Systems,  Inc.  and
                                          Thrifty   Rent-A-Car  System,   Inc.);   former  Vice  President  of
                                          DaimlerChrysler   Corporation   beginning   in   August   1987  with
                                          responsibility  for rental  car  operations  from  June,  1993 until
                                          December,  1997.  Formerly,  President,  Chief Executive Officer and
                                          Director  of  American  Motors  Corporation  and  General  Marketing
                                          Manager of Ford Motor Company's Lincoln-Mercury Division.

Paula Marshall-Chapman             49     Chief Executive Officer, The Bama Companies,  Inc. (manufacturer and      Nominee
                                          marketer of food products);  Ms. Marshall-Chapman is also a director of Helmerich and Payne,  Inc. (oil and gas drilling  contractor) and
                                          American Fidelity  Corporation  (insurance holding company).  She is also a former director of the Federal Reserve Bank of Kansas City.

Luke R. Corbett                    56     Chairman  and Chief  Executive  Officer  of  Kerr-McGee  Corporation       1999
                                          (energy and inorganic  chemical  company).  Mr. Corbett was formerly
                                          President and Chief Operating Officer of Kerr-McGee Corporation.

William E. Durrett                 72     Senior  Chairman  of the Board and  Director  of  American  Fidelity       1991
                                          Corporation (insurance holding company), and American Fidelity
                                          Assurance Company (a registered investment advisor). Mr. Durrett is also a director of Oklahoma Gas & Electric Company and past Chairman of the Board of Integris Health.

James O. Goodwin                   63     Chief  Executive  Officer,  The  Oklahoma  Eagle  Publishing  Co. (a       1995
                                          publishing  company);  Sole  Proprietor,  Goodwin & Goodwin Law Firm
                                          (Tulsa, Oklahoma).


Robert G. Greer                    69     Vice Chairman,  Bank of Texas, N.A.; formerly Chairman of the Board,      Nominee
                                          Bank of  Tanglewood,  N.A.,  since  1996;  Chairman  of the Board of
                                          Tanglewood  Bank,  N.A.  and Vice  Chairman of the Board of Northern
                                          Trust Bank of Texas.

David F. Griffin                   38     President,  Griffin  Communications,  L.L.C.  (owns and operates CBS      Nominee
                                          affiliated television stations in Oklahoma); formerly President and
                                          General Manager, KWTV-9 (Oklahoma City).

V. Burns Hargis                    57     Vice  Chairman,  BOK Financial  and BOk and Director of BOSC,  Inc.;       1993
                                          formerly,  Attorney and Shareholder of the law firm of McAfee & Taft
                                          (Oklahoma City, Oklahoma).


E. Carey Joullian, IV              42     President and Chief  Executive  Officer of Mustang Fuel  Corporation       1995
                                          and subsidiaries; President and Manager, Joullian & Co., L.C.

George B. Kaiser                   60     Chairman  of the  Board  of BOK  Financial  and BOk;  President  and       1990
                                          principal owner of Kaiser-Francis  Oil Company  (independent oil and gas exploration and production company),  and Fountains Continuum of
                                          Care, Inc., (senior housing communities).

David L. Kyle                      50     Chairman,  President, Chief Executive Officer and Director of ONEOK,       2001
                                          Inc.  (energy  company  engaged in production,  gathering,  storage, transportation,  distribution  and  marketing  of fuels);  formerly, president and Chief Operating  Officer of ONG  Transmission  Company
                                          and   Oklahoma   Natural  Gas   Company;   Director,   American  Gas
                                          Association and Southern Gas Association.

Robert J. LaFortune                76     Self-employed   in  the   investment   and  management  of  personal       1993
                                          financial  holdings.  Mr.  LaFortune  is  also a  director  of  Apco
                                          Argentina, Inc.

Philip C. Lauinger, Jr.            67     Chairman and Chief Executive Officer of Lauinger  Publishing Company       1991
                                          (investment and advisory services to business publishing  industry);
                                          previously,  Chairman  of the Board and Chief  Executive  Officer of
                                          PennWell   Corporation   (privately   held  business   magazine  and
                                          information company).

John C. Lopez                      63     Chairman,  Chief Executive  Officer and  Controlling  Owner of Lopez       1999
                                          Foods,   Inc.   (processor  of  meat  products  for  McDonald's  and
                                          Wal-Mart).

Stanley A. Lybarger                53     President  and Chief  Executive  Officer of BOK  Financial  and BOk;       1991
                                          previously  President  of BOk  Oklahoma  City  Regional  Office  and
                                          Executive  Vice President of BOk with  responsibility  for corporate banking.


Steven J. Malcolm                  54     Chairman,  President  and Chief  Executive  Officer of The  Williams       2002
                                          Companies, Inc. (energy holding company); formerly, President and
                                          Chief Executive Officer of Williams Energy Services after serving as senior vice president and general manager of Midstream Gas and
                                          Liquids for Williams Energy Services.

Frank A. McPherson                 69     Retired  Chairman  of the  Board  and  Chief  Executive  Officer  of       1996
                                          Kerr-McGee  Corporation  (energy  and  inorganic  chemical  company)
                                          (1983-1997);  Member,  Board of Directors of Integris Health,  Inc.,
                                          ConocoPhillips,  Inc., Tri-Continental Corporation, Seligman Quality
                                          Fund,  Inc.,  Seligman  Select  Municipal  Fund,  Inc., and Seligman
                                          Group of Mutual Funds.  Mr.  McPherson is also a former  director of the Federal Reserve Bank of Kansas City.

Steven E. Moore                    56     Chairman,  President and Chief Executive Officer of OGE Energy Corp.       1998
                                          (holding  company  for  OG&E  Electric  Services,  Enogex  Inc.  and
                                          Origen,  Inc.);   Director,   Oklahoma  City  Chamber  of  Commerce,
                                          Oklahoma State Chamber of Commerce, and Edison Electric Institute.

J. Larry Nichols                   60     Chairman of the Board,  President and Chief Executive  Officer Devon       1997
                                          Energy Corporation;  Director,  Baker Hughes,  Smedvig asa; Board of
                                          Governors for American Stock Exchange, L.L.C.

Robert L. Parker, Sr.              79     Chairman  and  Director,  Parker  Drilling Co. (oil and gas drilling       1991
                                          contractor);  Director,  Clayton Williams  Energy,  Inc. and Norwest
                                          Bank of Texas-Kerrville.

James A. Robinson                  74     Self-employed   in  the   investment   and  management  of  personal       1993
                                          financial  holdings;  formerly  engaged  in  the  practice  of  law, general counsel for BOk, and banking.

L. Francis Rooney, III             49     Chairman  of  the  Board  and  Chief  Executive  Officer,  Manhattan       1995
                                          Construction Company (construction and construction management).

Scott F. Zarrow                    45     President of Foreman Investment  Capital,  L.L.C.,  (private venture       2001
                                          capital  investment  firm). Mr. Zarrow  previously  served as Senior
                                          Vice  President  for  Sooner  Pipe and Supply  Corporation  and held numerous executive positions with its subsidiaries.


COMMITTEES; MEETINGS

     During 2002, the Board of Directors of BOK Financial Corporation had a standing Risk Oversight and Audit Committee comprised solely of outside directors. The Audit Committee is responsible for recommending the selection of independent auditors and supervising internal auditors. The Audit Committee also reviews the results of internal and independent audits and reviews accounting principles and practices. The Audit Committee was responsible for fulfilling the trust audit requirements established by 12 CFR ss. 9.9. The Audit Committee consisted of Messrs. Goodwin, Janzen, Joullian (Chairman), LaFortune and
Lauinger. The Audit Committee met five (5) times during 2002. The Audit Committee intends to meet at least five (5) times in 2003. The Audit Committee operates under a written charter adopted by the Board of Directors which was published in the 2001 proxy statement.

     In December 2002, the Board of Directors established an Independent Compensation Committee, consisting of five independent directors, to administer a performance based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code. The Independent Compensation Committee consists of Messrs. Cappy, Corbett, Kyle, Robinson and Rooney. Except for performance based compensation which is intended to comply with the requirements of Section 162(m), incentive compensation is administered by the Chief Executive Officer and senior management as described in the Report on Executive Compensation found on page 22 of this proxy statement.

     The Board of Directors of BOK Financial does not have a standing nominating committee. The Board of Directors will consider recommendations of shareholders for director nominees, but there is no established procedure for such recommendations.

     The entire Board of Directors of BOK Financial met four (4) times during 2002. All directors of BOK Financial attended 75% of all meetings of the Board of Directors and committees on which they served, except Messrs. Boylan, Corbett, Lopez, Nichols and Robinson who were unable to attend 75% of the meetings due to business conflicts.

REPORT OF THE RISK OVERSIGHT AND AUDIT COMMITTEE

     The Risk Oversight and Audit Committee (the Audit Committee) oversees BOK Financial Corporation's (the Company's) financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee discussed and reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

     The Committee discussed and reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including Statement of Auditing Standards No. 61, Communications with Audit Committees. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board as required by Independence Standards Board Standard No. 1. The Committee has also considered whether any non-audit services performed by the independent auditors is compatible with maintaining the auditor's independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the results of the Company's financial reporting.

     Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of the National Association of Securities Dealers (NASD).

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

James O. Goodwin
Howard Janzen
E. Carey Joullian IV, Committee Chairman
Robert J. LaFortune
Philip C. Lauinger, Jr.

     The following table provides the various fees and out-of-pocket costs billed by Ernst & Young, LLP for the fiscal year ended December 31, 2002:


                      FINANCIAL INFORMATION SYSTEMS           ALL OTHER
        AUDIT FEES    DESIGN AND IMPLEMENTATION FEES            FEES*
        ----------    ------------------------------          ---------
         $375,000                 ___                         $274,827

         *Includes audit related fees of $196,050 and non-audit fees of $78,777.

     The Audit Committee of the Board of Directors has considered whether the provision of Ernst &Young LLP of all other services included in the fees set forth in the table above under "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.

     The Audit Committee has also met and discussed with management and with its legal and accounting advisors the new rules and regulations under the recently adopted Sarbanes-Oxley Act of 2002 and related SEC and Nasdaq rules.

COMPENSATION OF DIRECTORS

     All  non-officer  directors  of BOK  Financial  and BOk  receive  a  single retainer of $7,500 per year, payable quarterly in arrears in BOK Financial common stock in accordance with the BOKF Directors Stock Compensation Plan, whether serving on one or more of the boards of directors. Director compensation shares are issued to each director on or before the 15th day following the end of each calendar quarter during which such director served as a member of the Board of Directors of BOK Financial or BOk. The BOKF Directors Stock Compensation Plan further provides that the issuance price for the director compensation shares is the average of the mid-points between the highest price and the lowest price at which trades occurred on NASDAQ on the five trading days immediately preceding the end of the calendar quarter. All non-officer directors also are paid $250 in cash for each board of directors or committee meeting attended (provided only one fee is paid when two or more committees meet contemporaneously) and $500 in cash for each committee meeting chaired. No such fees are paid for meetings not attended.


                                  PROPOSAL TWO

                 APPROVAL OF THE BOKF 2003 STOCK OPTION PLAN AND
        EXISTING BOKF 1993, 1994, 1997, 2000 AND 2001 STOCK OPTION PLANS

     The Board of Directors is proposing for shareholder approval the BOKF 2003 Stock Option Plan (the "2003 Plan") and the existing BOKF 1993, 1994, 1997, 2000 and 2001 stock option plans (the "Existing Plans"). The 2003 Plan and the Existing Plans, as amended, (collectively, the "Plans") are the same in all material respects except with a few provisions of the 2001 Plan as noted below. Certain of the principal features of the plans are described below. The full text of the 2003 Plan is annexed as Appendix A and is incorporated herein by reference. You may obtain a copy of the Existing Plans, as amended, by sending a written request to our Chief Financial Officer at Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma 74172.

     The Company is seeking shareholder approval of the Plans to qualify portions of the compensation paid under the plans as "qualified performance-based compensation" as defined in Section 162(m) of the Internal Revenue Code. The Board of Directors believes that the Plans benefit shareholders by continuing the tradition of linking executive compensation to Company performance and by qualifying amounts paid pursuant to the Plans for a U.S. federal income tax deduction. SHAREHOLDERS ARE URGED TO READ THE PLANS IN THEIR ENTIRETY BEFORE CASTING THEIR VOTES.

GENERAL TERMS OF STOCK OPTION PLANS

     o RESERVED SHARES. A total of 2,000,000 shares of common stock are reserved for issuance in connection with the exercise of stock options granted under the 2003 Plan. As of March 1, 2003, no options have been granted under the 2003 Plan. A total of 6,451,653 options have been awarded under the Existing Plans of which 3,510,689 options are outstanding as of March 1, 2003. A sufficient number of shares have been reserved for issuance in connection with the exercise of stock options granted under the Existing Plans.

     o ADMINISTRATION. Except for performance-based compensation which is intended to comply with the requirements of Section 162(m) as discussed in Proposal Three, the stock options are administered by the Chief Executive Officer and senior management.

     o ELIGIBILITY. All employees of BOKF and its subsidiaries are eligible to be designated as participants and awarded options under the Plans. Participants are designated based upon a subjective determination of the present and potential contributions of the employee to the success of the Company. Except for options intended to comply with Section 162(m), those employees to whom stock option awards are made are selected by the Chairman of the Board of Directors and the Chief Executive Officer.

     o PURCHASE PRICE. The per share option price is the fair market value of the Company's common stock on NASDAQ on the date of the award letter.

     o MAXIMUM SHARES. The maximum number of options which may be granted to any one participant during a calendar year period is 100,000.

     o VESTING. One-seventh of each award of options vests and becomes exercisable on each anniversary of the award date, except with regard to those options granted pursuant to the 2001 Plan which vest in their entirety on the second anniversary of the award date.

     o EXPIRATION. Options must be exercised within three years of vesting or they expire, except with regard to the 2001 Plan which requires that options must be exercised within 45 days of vesting or they expire.

     o    NON-TRANSFERABILITY.   The  options  may  not  be  sold,  transferred,
          pledged, assigned or otherwise alienated or hypothecated, except by will or by the laws of descent and distribution.

     o TERMINATION. If the employment of the participant terminates for any reason, including death, disability, retirement, resignation or involuntary termination, the participant's options automatically terminate except:

          o if the Chairman of the Board and the Chief Executive Officer, in their sole discretion, subject to approval by the Board, extend the participants options;

          o if termination is by reason of death or disability, the participant (or the participant's personal representative) may purchase any of participants option shares which the participant had the right to purchase immediately preceding the date of the participant's termination of employment; or

          o if the participant is involuntarily terminated without cause within one year of a change in control, as defined in the Plans, the participant may purchase, within 90 days of participant's termination of employment, all of participant's option shares.

     o AMENDMENT. The Board of Directors may amend or terminate the Plan but no amendment or termination shall affect the participant's rights under a previously granted stock option without the consent of the participant.

     o TAX EFFECTS. The Plans are not qualified under Section 401(a) of the Internal Revenue Code. The following is only a summary of the effect of federal income taxation upon employees and the Company with respect to compensation under the Plans. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable. Generally, the tax effects are:

          o Provided that compensation (other than performance-based compensation qualified under Section 162(m)) does not exceed $1 million for each of the corporation's chief executive officer and four most highly compensated executive officers other than the chief executive officer, the Company will be entitled to an income tax deduction at the date of exercise of the options by the participants. The amount of the deduction will be equal to the spread between the fair market value of the option stock (as quoted by NASDAQ) and the exercise price of the option.

          o Participants will recognize income at the date of exercise of the Options in an amount equal to the deduction allowed as stated above. Income recognized due to the exercise of an option will be subject to withholding and reported to the employee on form W-2. Participants will not be subject to any further income recognition until a taxable transaction occurs involving the purchased stock. The basis in the stock is equal to the fair market value at the date of exercise, and future transactions will be subject to capital asset rules.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for approval of the Plans.


                                 PROPOSAL THREE

           APPROVAL OF EXECUTIVE PERFORMANCE-BASED COMPENSATION PLAN

     o SECTION 162(M) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly-held company is allowed to deduct each year for the compensation paid to each of the corporation's chief executive officer and four most highly compensated executive officers other than the chief executive officer. However, performance-based compensation is not subject to the limit. In order to qualify as performance-based compensation, payments must be computed on the basis of an objective, performance-based standard determined by a committee that consists solely of two or more outside directors and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by the shareholders.

     o INCENTIVE COMPENSATION GENERALLY. The company employs a wide range of incentive compensation for its employees. Except for performance-based compensation which is intended to comply with the requirements of
          Section 162(m), such incentive compensation is administered by the Chief Executive Officer and senior management. Incentive compensation that is intended to qualify as performance-based compensation under
          Section 162(m) is administered by the independent compensation committee discussed below. Except for options intended to comply with
          Section 162(m), those employees to whom stock option awards are made are selected by the Chairman of the Board of Directors and the Chief Executive Officer.

     o INDEPENDENT COMPENSATION COMMITTEE. In December 2002, the Board of Directors established an Independent Compensation Committee, consisting of five outside directors, to administer a performance based compensation plan for senior executives as required by the provisions of Section 162(m). The current members of the Committee are Messrs. Cappy, Kyle, Rooney, Robinson, and Corbett. The Independent Compensation Committee, with the assistance of a leading executive compensation consulting firm, has developed a performance-based compensation plan called the 2003 Executive Incentive Plan which the shareholders are being asked to approve. You may obtain a copy of the 2003 Executive Incentive Plan by sending a written request to our Chief Financial Officer at Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma 74172.

     o PERFORMANCE-BASED COMPENSATION. Performance-based compensation consists of annual bonus and long term incentive compensation. Executives who report directly to the Chief Executive Officer and other selected officers approved by the Independent Compensation Committee may participate. For 2003, a participant may earn (i) an annual bonus equal to a specified percentage (not to exceed 50%) of annual salary paid in cash and (ii) long term incentive compensation paid in the manner discussed below.

          o A participant will earn an annual bonus based on a matrix pursuant to which 33% of the targeted annual bonus compensation will be earned if 80% of the goal is met, 100% of the targeted bonus compensation earned if 100% of the goal is met, and 200% of the targeted bonus compensation earned if 120% of the goal is met.

          o A participant will earn long term incentive based on a matrix pursuant to which 25% of the targeted long term incentive compensation will be earned if the goal less five percentage points is met, 100% of the targeted long term incentive compensation will be earned if 100% of the goal is met, and 150% of the targeted long term compensation will be earned if the goal plus five percentage points is met.

          Except in the case of an award intended to qualify under Section 162(m), management may modify the performance goals and compensation plan as deemed equitable or appropriate.

     o PERFORMANCE MEASURES. The target compensation, annual performance goals for bonus and long term incentive compensation, and manner of payment of long term incentive compensation are set by the Independent Compensation Committee for each participant on an individual basis. The performance goals are currently based on a combination of (i) Company earnings per share measured against peer group earnings per share and (ii) business unit performance and attainment of individual goals.

          o By achieving 120% of the Annual Incentive Bonus measure, each participant will earn 200% of her or his target bonus. The earnings per share measure is the earnings per share growth of the 50th percentile (or median) of a peer group of banks for the trailing two-year period determined as of the end of the year in respect of which the bonus is being paid. No participant may receive an Annual Incentive Bonus of more than $2,000,000.

          o By achieving the Long Term Incentive measure plus five percentage points, each participant will earn 150% of her or his target earnings per share incentive. The earnings per share measure is the earnings per share growth of the 50th percentile (or median) of a peer group of banks for the trailing three-year period determined as of the second anniversary of the end of the year in respect of which the compensation is being paid.

          o The Chief Executive Officer will assign the Company earnings and business unit weightings to participants on an individual basis. With respect to compensation intended to qualify under Section 162m, the Committee will approve the weightings and any individually established goals prior to March 31.

          o Fifty percent of the bonus and fifty percent of any performance shares issued for long term incentive compensation, calculated on the foregoing basis, may be adjusted downward at the discretion of the Independent Compensation Committee based upon recommendations of the Chief Executive Officer.

          Other objectives which may be used by the Independent Compensation Committee are return on equity, total earnings, earnings growth, return on capital, return on assets, share price (including, but not limited to growth measures and total shareholder return), cash flow, revenues, market share, overhead or other expense reductions, and operating margins.

     o ISSUANCE OF LONG TERM INCENTIVE COMPENSATION. Long Term Incentive Compensation which is earned by a participant will be paid by the award of options pursuant to the BOKF 2003 Stock Option Plan, by the issuance of performance shares, or by a combination of options and performance shares.

     o Performance shares will be shares of BOKF Common Stock issued before March 15 of the year in respect of which the long term incentive compensation is being paid. Performance shares will vest only on the fifth anniversary of the last day of the year for which the shares are issued. If the employment of the Executive is terminated for any reason prior to such vesting the shares will be forfeited. The shares may not be sold for three years after the shares vest unless following such sale, the Executive would own that number of shares of BOKF Common Stock provided for in any Executive Management BOKF Common Stock Ownership Guidelines which may be established from time to time by the Independent Compensation Committee. Additional performance shares will be issued, or performance shares will be forfeited, in accordance with the performance goals discussed above. No more than 30,000 performance shares may be issued in any year to a participant.

     o Stock options will be options issued pursuant to the BOKF 2003 Stock Option Plan. The Options may not be exercised prior to the expiration of the three year performance period. Additional options will be issued, or options will be forfeited, in accordance with the performance goals discussed above.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for approval of the Executive Performance-Based Compensation Plan under Section 162(m).

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about the Company's equity compensations plans in effect at December 31, 2002, aggregated for two categories of plans: those approved by shareholders and those not approved by shareholders. Until such time as the Company's shareholders approve Proposals Two and Three in this proxy statement, none of the Company's plans have been approved by shareholders. Plans included in the following table consist of the BOKF 1993, 1994, 1997, 2000 and 2001 Stock Option Plans, as well as the BOKF Directors Stock Compensation Plan.

     The material features of the BOKF Directors Stock Compensation Plan are described in this proxy statement under "Proposal One - Compensation of Directors." The material features of the BOKF 1993, 1994, 1997, 2000 and 2001 Stock Option Plans are described in this proxy statement under "Proposal Two - General Terms of the Stock Options Plans."



                                                                                               Number of securities
                                                                                             remaining available for
                                                                                              future issuance under
                                      Number of securities to        Weighted-average          equity compensation
                                      be issued upon exercise       exercise price of            plans (excluding
                                      of outstanding options,      outstanding options,      securities reflected( in
Plan Category                         warrants, and rights(2)    warrants, and rights(2)        the first column)(2)
-------------                         -----------------------    -----------------------     ------------------------
Equity compensation plans approved
   by security holders                         None                       None                        None
Equity compensation plans not
   approved by security holders              3,042,624                   $20.90                     2,558,308(1)
                                      -----------------------    -----------------------     ------------------------
            Total                            3,042,624                   $20.90                     2,558,308

(1) Includes 501,565 shares of common stock which may be awarded pursuant to the BOKF Directors Stock Compensation Plan.
(2) As of December 31, 2002.

                               EXECUTIVE OFFICERS

     Certain information concerning the executive officers of BOK Financial, BOk, BOT, Bank of Albuquerque, NA and Bank of Arkansas, NA is set forth below:

     C. FRED BALL, JR., age 58, is Chairman and Chief Executive Officer of the Bank of Texas and is responsible for all banking activities in the State of Texas for BOKF. Before joining Bank of Texas in 1997, he was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc.

     STEVEN G. BRADSHAW, age 43, is Executive Vice President of BOk, manager of the Consumer Banking Department and Chairman of BOSC, Inc., BOk's securities firm. Before joining BOK Financial, Bradshaw spent six years managing the brokerage operation at Sooner Federal. Mr. Bradshaw has been with BOK Financial for 11 years.

     JEFFERY R. DUNN, age 40, is Chairman, President and Chief Executive Officer of Bank of Arkansas. Prior to becoming President of Bank of Arkansas, he served as Senior Vice President of Commercial Lending. He has been with BOK Financial for 14 years.

     PAUL M. ELVIR, age 62, is Executive Vice President and Manager of the BOk Operations and Technology Division. Mr. Elvir began working for BOk in July, 1997. Previously, Mr. Elvir was President of Liberty Payments Services, Inc. ("LPSI"), a subsidiary of Banc One Services Corporation. Prior to serving as President of LPSI, Mr. Elvir served as an Executive Vice President of Banc One Services Corporation.

     MARK W. FUNKE, age 47, is President, BOk Oklahoma City and Commercial Banking Manager, Oklahoma City. Mr. Funke is also responsible for BOk's Business Banking Group, which manages BOk's statewide small business banking efforts, and all of its Community Banking Offices. He joined BOk in 1984 as Vice President in the financial institutions department and was named to his current position in 1997. Before joining BOk, he was a commercial lender with Republic Bank in Houston for seven years.

     ROBERT G. GREER, age 69, is Vice Chairman of BOT. Mr. Greer joined BOT as a result of the acquisition of Bank of Tanglewood, N.A. Prior to the merger, Mr. Greer was Chairman of the Board, Bank of Tanglewood, N.A., a position he held beginning in 1996. Prior to 1996, Mr. Greer served as Chairman of the Board of Bank of Tanglewood, N.A. and Vice Chairman of the Board of Northern Trust Bank of Texas.

     V. BURNS HARGIS, age 57, is Vice Chairman, BOK Financial and BOk and Director of BOSC, Inc. Mr. Hargis joined BOk in November, 1997. Previously, Mr. Hargis was an attorney with the law firm of McAfee & Taft (Oklahoma City, Oklahoma).

     EUGENE A. HARRIS, age 60, is a director and Executive Vice President of BOk, Chief Credit Officer and Manager of the Credit Administration Division. Mr. Harris has been with BOk for 22 years.

     H. JAMES HOLLOMAN, age 51, is Executive Vice President of BOk and Manager of the Trust Division. Before joining Bank of Oklahoma, he spent 12 years at First Union National Bank in Charlotte, NC. Mr. Holliman has been with Bank of Oklahoma since 1985.

     JAMES L.  HUNTZINGER,  age 52,  is Chief  Investment  Officer  of BOK.  Mr.
Huntzinger  was  previously   Financial  Manager,   Capital  Markets  and  Chief
Investment Officer of the Trust Division. He has been with BOk since 1982.

     GEORGE B. KAISER, age 60, is Chairman of the Board of BOK Financial and BOk; President and principal owner of Kaiser-Francis Oil Company, an independent oil and gas exploration and production company, and Fountains Continuum of Care, Inc., which holds interest in senior housing communities.

     DAVID L. LAUGHLIN, age 50, is Senior Vice President and President of the Mortgage Banking Division. He joined BOk in 1986 as the Secondary Marketing Manager, in charge of retail production and secondary marketing, and became President of Mortgage Banking in 1993. He has served two terms on the Fannie Mae Advisory Board and is a past President of the Oklahoma Mortgage Bankers' Association and the Tulsa Mortgage Bankers Association. Mr. Laughlin has been with BOk for 17 years.

     STANLEY A. LYBARGER, age 53, is President and Chief Executive Officer of BOK Financial and BOk. Mr. Lybarger has been with BOk for 29 years. Previously, he was President of Bank of Oklahoma's Oklahoma City Regional Office and Executive Vice President of Bank of Oklahoma with responsibility for corporate banking.

     JOHN C. MORROW, age 47, is Senior Vice President and serves as Director of Financial Accounting and Reporting. He joined BOk Financial in 1993. He was previously with Ernst & Young LLP for 10 years.

     STEVEN E. NELL, age 41, is Executive Vice President and Chief Financial Officer for BOK Financial and BOk. He joined BOK Financial in 1992. He was previously with Ernst & Young LLP for 8 years.

     W. JEFFREY PICKRYL, age 51, is Executive Vice President responsible for Commercial Banking in Tulsa, as well as statewide energy and real estate lending. Before joining BOk in 1997, he was president and Chief Credit Officer for Liberty Bancorp, Inc. where he worked for 14 years. He had previously worked at Arizona Bank in Phoenix.

     PAUL A. SOWARDS, age 51, is President of Bank of Albuquerque. Before joining Bank of Albuquerque in March, 2000, Mr. Sowards was President of Bank of America in New Mexico. Prior to his election as President in New Mexico, Mr. Sowards was Executive Vice President and Commercial Banking Market Manager, responsible for commercial lending, treasury management and capital markets.

     THOMAS S. SWILEY, age 53, is President of Bank of Texas. Prior to joining Bank of Texas in March, 2001, Mr. Swiley was Managing Director of Credit Products, with responsibility for the Southwest region, for Bank of America.

     GREGORY K. SYMONS, age 50, is Chairman and Chief Executive Officer of Bank of Albuquerque and is responsible for commercial banking in New Mexico. He previously served as BOk's Senior Vice President. Mr. Symons has been with BOK Financial for 26 years.

     VALERIE C. TOALSON, age 37, is Corporate Controller. She has been with BOK Financial for 10 years. She was previously with Price Waterhouse Coopers for 6 years.

     All executive officers serve at the pleasure of the Board of Directors. Messrs. Hargis and Lybarger have employment agreements which are discussed below on page 21.

                             EXECUTIVE COMPENSATION

     The following table sets forth summary information concerning the compensation of those persons who were, at December 31, 2002, (i) the Chief Executive Officer and (ii) the four other most highly compensated executive offices of the Company. These five offices are hereafter referred to collectively as the "Named Executive Officers".


Summary Compensation Table (1)

                                                       Annual Compensation                           Long Term Awards (2)
          Name and                                                       Other Annual            Options/         All Other
     Principal Position        Year      Salary ($)    Bonus ($)       Compensation ($)          SARs (#)       Compensation (3)
     ------------------        ----      ----------    ---------       ----------------          --------       -------------
Stanley A. Lybarger           2002        $625,000     $175,000            $1,311,889               16,086            $22,000
President & Chief Executive   2001         475,000      150,000               870,648               58,040             18,700
Officer, BOK  Financial and   2000         425,000      125,000               368,756               50,000             18,700
BOk

C. Fred Ball, Jr.             2002         270,000      145,000               190,451               39,028             22,000
President & Chief Executive   2001         255,000      130,000                     0               34,824             18,700
Officer, Bank of Texas, N.A.  2000         240,000       93,500                     0               30,000             16,150

Paul M. Elvir                 2002         247,000      135,000                68,448               18,171             23,000
Executive Vice President,     2001         240,000      120,000                25,422               14,412             19,550
Manager, BOk Operations and   2000         233,000       75,000                     0               13,000             17,000
Technology

V. Burns Hargis               2002         273,500       65,000                84,271               19,026             19,800
Vice Chairman, BOK            2001         265,225       65,000                39,943               17,123             15,470
Financial and BOk             2000         253,380       50,000                     0               15,000             15,470

W. Jeffrey Pickryl            2002         218,000      130,000               113,257               27,779             20,000
Executive Vice President,     2001         210,000      125,000               161,139               23,216             17,000
Commercial Banking            2000         200,000      278,027                     0               22,000             14,450

1    No Restricted Stock Awards or Long Term Incentive Plan payouts were made in 2000,  2001 or 2002 and therefore no columns are included for such items in the Summary  Compensation  Table. The Summary  Compensation  Table has been adjusted to reflect a two-for-one  Common Stock split in the form of a 100% stock dividend paid on February 22, 1999.

2    After giving effect to November 18, 1993,  November 17, 1994,  November 27, 1995,  November 27, 1996, November 26, 1997,
     November 25, 1998, October 18, 1999, May 1, 2001 and May 13, 2002 3% BOKF Common Stock  Dividends  Payable in Kind in BOKF
     Common Stock.

3    Amounts  shown in this  column  are  derived  from the  following:  (i) Mr. Lybarger,  $10,200, 2000; $10,200, 2001; $12,000,
     2002 - Company payment to the defined benefit plan ("DBP"); $8,500, 2000; $8,500, 2001; $10,000, 2002 - Company matching contributions  to 401(K) Thrift Plan ("DCP");  (ii) Mr. Ball, $12,750,  2000; $13,600,  2001;  $16,000,  2002 - DBP; $3,400,
     2000; $5,100, 2001; $6,000, 2002 - DCP; (iii) Mr. Elvir, $13,600,  2000, $14,450, 2001; $17,000,  2002 - DBP; $3,400, 2000;
     $5,100, 2001; $6,000, 2002 - DCP; (iv) Mr. Hargis, $12,750, 2000; $12,750, 2001; $15,000, 2002 - DBP; $2,720, 2000; $2,720,
     2001; $4,800, 2002 - DCP; and (v) Mr. Pickryl, $11,050, 2000; $11,900,  2001; $14,000,  2002 - DBP; $3,400,  2000; $5,100,
     2001; $6,000, 2002 - DCP.

     The following table sets forth certain information concerning stock options granted to the Named Executive Officers during the 2002 fiscal year.

                                         OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                         Exercise or       % of Total Options/SARs                    Total Grant
                          Grant        Options/SARs      Base Price         Granted to Employees        Expiration   Date Present
Name                        No.       Granted (#)(1)     ($/Sh)(2)            in Fiscal Year              Date      Value $(3)
----                      -----       --------------     -----------       -----------------------      ----------  -------------
Stanley A. Lybarger           1             8,281            $33.49                  4.19  %               (2)           $34,697
                              2             7,805             32.89                  4.16                  (2)            32,469
                              3                 0                --                    --                   --                --

C. Fred Ball, Jr.             1             4,969             33.49                  6.01                  (2)            20,820
                              2             4,059             32.89                  5.00                  (2)            16,885
                              3            30,000             32.75                  5.27                  (2)           251,100

Paul M. Elvir                 1             2,485             33.49                  3.01                  (2)            10,412
                              2             2,186             32.89                  2.69                  (2)             9,094
                              3            13,500             32.75                  2.37                  (2)           112,995

V. Burns Hargis               1             3,216             33.49                  3.89                  (2)            13,475
                              2             2,810             32.89                  3.46                  (2)            11,690
                              3            13,000             32.75                  2.28                  (2)           108,810

W. Jeffrey Pickryl            1             3,313             33.49                  4.01                  (2)            13,881
                              2             2,966             32.89                  3.65                  (2)            12,339
                              3            21,500             32.75                  3.78                  (2)           179,955

1    Options  related  to  compensation  for  services  rendered  in 2002 were awarded on three  occasions.  The dates of the Awards were November 1, 2002 ("Grant #1"),  December 2, 2002 ("Grant  #2"),  and January 3, 2003 ("Grant #3"). Grants # 1 and #2 were awarded pursuant to the BOKF 2001 Stock Option Plan and Grant #3 was awarded pursuant to the BOKF 2000 Stock Option Plan.

2    o All Grant #1 options vest and become exercisable on November 1, 2004 and expire 45 days after vesting.
     o All Grant #2 options vest and become exercisable on December 2, 2004 and expire 45 days after vesting.
     o One-seventh of the Grant #3 options vest and become  exercisable  on January 3 of each year,  commencing on January 3, 2004.
       Grant #3 vested options expire three years after vesting.

3    Present value at date of grant is based on the Black-Scholes Option Pricing Model adopted for use in valuing exercise stock options based on the following assumptions:
             o Grant #1: 19.0 volatility  factor,  1.53% risk free rate of return,  $33.49  underlying  price, no dividends;
             o Grant #2: 19.0 volatility  factor,  1.65% risk free rate of return,  $32.89  underlying  price, no dividends;
             o Grant #3: 19.0  volatility  factor,  weighted  average  3.34% risk free rate of return,  $32.75 underlying price, no dividends.
     The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by the named executive will be at or near the value estimated by the Black-Scholes Model.

     The following table sets forth certain information concerning the exercise of stock options by the Named Executive Officers during fiscal year 2002 and the 2002 fiscal year-end value of unexercised options.

                                          AGGREGATED OPTION/SAR EXERCISES IN
                                   LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                            Shares           Value             Number of Unexercised           Value of Unexercised In the Money
                          Acquired on      Realized                 Options/SARs                         Options/SARs
         Name             Exercise (#)        ($)                  at FY-End (#)                       at FY-End ($)(1)
-----------------------   -------------   ------------    ---------------------------------  -------------------------------------
                                                             Exercisable     Unexercisable         Exercisable       Unexercisable
                                                             -----------     -------------         -----------       -------------
Stanley A. Lybarger           56,840        $1,311,889         169,704          185,213             $2,954,566         $1,782,227

C. Fred Ball, Jr.             13,994           190,451          46,987          130,485                585,969            893,783

Paul M. Elvir                  4,670            68,448          24,262           58,688                312,210            405,320

V. Burns Hargis                6,025            84,271          31,503           69,926                407,359            517,661

W. Jeffrey Pickryl             8,898           113,257          24,074           91,854                293,653            637,084

1    Values are calculated by subtracting the exercise or base price from the fair market value of the stock as of the exercise date or fiscal year-end, as appropriate.

     A perpetual employment agreement is in effect between BOk and Mr. Lybarger. Generally, the agreement provides that Mr. Lybarger will continue to be employed in his present position and at his current rate of compensation. BOk may terminate the employment agreement and be liable for termination benefits not to exceed regular compensation and benefit coverage for twelve months (with termination benefits to be reduced by the amount of compensation received by Mr. Lybarger from other sources during the seventh through twelfth months after termination). In the event of a change of control of BOk, as defined in the employment agreement, then Mr. Lybarger has the option, for a period of six months after the change of control, to resign and receive the same termination benefits as described in the preceding sentence in the event of termination by BOk.

     An employment agreement is in effect between BOK Financial and Mr. Hargis. Generally, the agreement provides that Mr. Hargis will be employed by BOK Financial in the position of Vice Chairman for five years from December 1, 2003. BOK Financial may terminate the agreement without cause subject to payment of the agreed annual compensation and benefits for the remaining contract term. If such termination results within one year of a change of control, as defined in the agreement, Mr. Hargis shall receive his current monthly salary times the remaining months in the term of his contract divided by two. If such termination is not within one year of a change of control, Mr. Hargis shall receive salary and benefits for three months from the date of termination.

                        REPORT ON EXECUTIVE COMPENSATION

     In December 2002, the Board of Directors established an Independent Compensation Committee consisting of five independent directors, to administer a performance based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code. The current members of the committee are Messrs. Cappy, Kyle, Rooney, Robinson and Corbett. The Independent Compensation Committee, with the assistance of a leading executive compensation consulting firm, has developed a performance based compensation plan which the shareholders are being asked to approve at the 2003 Annual Shareholders Meeting.

     In addition to the performance-based compensation which is intended to comply with the requirements of Section 162(m), the company employs a wide range of other incentive compensation for its employees including a combination of annual salary, bonuses, pension plans and stock options. Such compensation is designed to attract and retain quality management and reward long term performance of the company. Compensation of the executive officers, other than Mr. Lybarger, has in practice been determined by Mr. Lybarger, the President and Chief Executive Officer, and Mr. Kaiser, the Chairman of the Board. Messrs. Kaiser and Lybarger are directors of the Company and are herein sometimes referred to collectively as the "Informal Compensation Committee".

     With respect to the 2002 fiscal year, the compensation paid executive officers was based on the evaluation by the Informal Compensation Committee of the performance of the Company and the performance of the individual officer (except that the evaluation of and compensation of Mr. Lybarger was determined solely by Mr. Kaiser). The cash and noncash compensation awarded the executive officers was based on the performance of the Company in meeting the corporate goals established for business development, expansion of market coverage, financial achievement and other areas. The responsibility of each executive officer for the various established corporate goals and the performance in meeting those goals were considered in establishing executive compensation.

     The foregoing report on executive compensation is made by Messrs. Kaiser and Lybarger. The newly formed Independent Compensation Committee has nothing to report with respect to the 2002 fiscal year.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Independent Compensation Committee were at any time officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under the Securities and Exchange Commission regulations. Messrs. Kaiser and Lybarger, who make up the Informal Compensation Committee which administers all compensation not intended to comply with Section 162(m), determine the majority of the compensation of the executive officers. See "Report of Executive Compensation" and "Certain Transactions".

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The BOKF Common Stock (with non-detachable rights to purchase fifteen additional BOKF Common shares at $0.054625 per share) was registered pursuant to the Securities Exchange Act of 1934 and listed for trading on NASDAQ on September 5, 1991. The BOKF shares traded with the rights attached through October 28, 1991. The BOKF shares traded ex-rights from and after the opening or trading on October 29, 1991. Set forth below is a line graph comparing the change in cumulative shareholder return on the Common Stock of BOK Financial against the cumulative total shareholders return of the NASDAQ Index, the NASDAQ Bank Index, and the KBW 50 Bank Index for the period commencing December 31, 1997 and ending December 31, 2002.*

Comparison of Cumulative Total Return Graph shown here. Data points reflected in indexes below.

   ========================================================================================================================
                                     12/31/1997    12/31/1998    12/31/1999     12/31/2000     12/31/2001    12/31/2002
   ========================================================================================================================
   BOKF                              $   100.00    $   125.17    $   110.65     $   116.38     $   177.91    $   188.53
   ------------------------------------------------------------------------------------------------------------------------
   NASDQ Bank Stocks                 $   100.00    $    99.36    $    95.51     $   108.94     $   117.96    $   120.60
   ------------------------------------------------------------------------------------------------------------------------
   KBW 50 Bank                       $   100.00    $   108.28    $   104.52     $   125.48     $   120.31    $   111.87
   ------------------------------------------------------------------------------------------------------------------------
   NASDQ (CSP U.S. Company)          $   100.00    $   140.99    $   261.48     $   157.42     $   124.89    $    86.34
   ========================================================================================================================

* Graph assumes value of an investment in the Company's Common Stock for each index was $100 on December 31, 1996. The KBW 50 Bank index is the Keefe, Bruyette & Woods, Inc. index, which is available only for calendar quarter end periods. No dividends were paid on BOK Financial Common Stock except
     (i) on November 17, 1993, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 9, 1993 payable in kind by the issuance of BOK Financial Stock, (ii) on November 17, 1994, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 8, 1994 payable in kind by the issuance of BOK Financial Common Stock,
     (iii) on November 27, 1995, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 17, 1995 payable in kind by the issuance of BOK Financial Common Stock, (iv) on November 27, 1996, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 18, 1996 payable in kind by the issuance of BOK Financial Common Stock; (v) on November 26, 1997, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 17, 1997, payable in kind by the issuance of BOK Financial Common Stock, (vi) on November 25, 1998, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of November 13, 1998, (vii) on October 18, 1999, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of October 5, 1999,
     (viii) and on May 18, 2001, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of May 7, 2001 and on May 29, 2002, the Company paid a 3% dividend on BOK Financial Common Stock outstanding as of May 13, 2002. The graph has been adjusted to reflect a two-for-one Common Stock split in the form of a 100% stock dividend paid on February 22, 1999.

                                INSIDER REPORTING

     Based upon a review of the filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal year 2002 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of Mark Funke, who filed a late report in August 2002 relating to 12,692 shares sold in March 2002, 100 shares sold in April 2002, 531 shares acquired pursuant to 3% dividend in May 2002, 2,000 shares sold in June 2002, and who filed a late report in November 2002 for 100 shares sold in November 2002; Stanley Lybarger, who filed a late report in July 2002 relating to 1,142 shares sold in May 2002; L. Francis Rooney, who filed a late report in July 2002 relating to 42,000 shares which were gifted by the Rooney Brothers Company in May 2002; Gregory K. Symons, who filed a late report in July 2002 relating to 530 shares gifted by Mr. Symons in May 2002; and James Huntzinger, who filed a late report in September 2002 relating to 2,330 shares sold in September 2002.

                              CERTAIN TRANSACTIONS

     Certain principal shareholders, directors of the Company and their associates were customers of and had loan transactions with BOK Financial or its subsidiaries during 2002. None of them currently outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans
(i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involved more than normal risk of collectibility or present other unfavorable features at the time the loans were made.

     BOK Financial borrowed $30 million during 2001 from George Kaiser by issuing a subordinated debenture. The proceeds of this borrowing were used to support asset growth, including the acquisition of CNBT Bancshares, Inc. This debenture was to mature in March 2008. Interest was based on LIBOR plus 1.75% payable quarterly. BOK Financial paid the debenture in full during 2002. BOk leases office space in office buildings owned by Mr. Kaiser and affiliates. In 2002, an affiliate of BOK Financial sold Oklahoma State Income Tax Credits to a) GBK Corporation, an affiliate of Mr. Kaiser, receiving $2,250,000, b) Mr. Kaiser, receiving $7,646,850, and c) Stanley Lybarger, receiving $99,000 in exchange for such credits.

     All transactions described above between BOKF or a subsidiary and Mr. Kaiser or a related entity were approved in advance by a majority of the entire board of BOk or BOKF, as appropriate, (Mr. Kaiser not voting) after review by the Chief Financial Officer.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP, independent public accountants, has been reappointed by the Board of Directors of the Company as independent auditors for the Company to examine and report on its financial statements for 2003. Ernst & Young LLP have been auditors of the accounts of the Company since its inception on October 24, 1990. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                            PROPOSALS OF SHAREHOLDERS

     The Board of Directors will consider proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain other requirements are met. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 2004 Annual Shareholders' Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at the Company's principal executive offices, located at Bank of Oklahoma Tower, Tulsa, Oklahoma 74172, no later than December 1, 2003.

                                  OTHER MATTERS

     Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.


         COPIES OF THE ANNUAL REPORT ON FORM 10-K AND OTHER DISCLOSURE STATEMENTS FOR BOK FINANCIAL CORPORATION MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CHIEF FINANCIAL OFFICER, BOK FINANCIAL CORPORATION, P. O. BOX 2300, TULSA, OKLAHOMA 74192, OR VIA E-MAIL THROUGH THE BOKF WEBSITE LOCATED AT HTTP://WWW.BOKF.COM.

         THE COMPANY MAKES AVAILABLE ITS PERIODIC AND CURRENT REPORTS, FREE OF CHARGE, ON ITS WEB SITE AS SOON AS REASONABLY PRACTICABLE AFTER SUCH MATERIAL IS ELECTRONICALLY FILED WITH, OR FURNISHED TO, THE SEC.